SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ___)

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Social Reality, Inc.
(Name of Registrant as Specified in Its Charter)

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NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

____________________

TO BE HELD ON JUNE 23, 2017

We will hold a special meeting of stockholders of Social Reality, Inc. at the company’s offices located at 456 Seaton Street, Los Angeles, CA 90013 on Friday, June 23, 2017 at ______ _.m. local time. At the special meeting you will be asked to vote on the following matters:

•

to approve for purposes of complying with NASDAQ Listing Rule 5635(d), the issuance of shares of our Class A common stock upon the conversion of outstanding 12.5% senior secured convertible debentures, together with shares of our Class A common stock underlying outstanding Series A common stock purchase warrants issued and sold by us in a private offering in April 2017 that may be equal to or exceed 20% of our Class A common stock outstanding before the private offering without giving effect to any limitation on the number of shares of our Class A common stock issuable pursuant to such debentures or warrants and could result in a change of control of our company (the “NASDAQ 20% Issuance Proposal”); and

•	any other business as my properly come before the meeting.

Social Reality's board of directors has fixed the close of business on May 22, 2017 as the record date for determining the stockholders that are entitled to notice of and to vote at the special meeting and any adjournments thereof.  The board of directors unanimously recommends that the stockholders vote "FOR" the approval of the NASDAQ 20% Issuance Proposal.

All stockholders are invited to attend the special meeting in person. Your vote is important regardless of the number of shares you own.  Whether or not you plan to attend the special meeting in person, please promptly complete, sign, date and return the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. You may revoke your proxy in the manner described in the proxy statement at any time before the proxy has been voted at the special meeting. If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be counted as a vote “FOR” the matters considered at the special meeting.

By Order of the Board of Directors

/s/ Christopher Miglino
Los Angeles, CA	Christopher Miglino
May __, 2017	Chairman and Chief Executive Officer

Important notice regarding the availability of proxy materials for the special meeting to be held on June 23, 2017:  This proxy statement is available free of charge on our website www.socialreality.com. under the "Investors" tab.

SOCIAL REALITY, INC.

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on our current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken in the future. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those set forth in the section on forward-looking statements and in the risk factors in Item 1.A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 as filed with the Securities and Exchange Commission on March 31, 2016, as amended on April 28, 2017 (collectively, the “2016 10-K”) and our subsequent filings with the Securities and Exchange Commission.

OTHER INFORMATION

When used herein, “Social Reality”, “we”, “us” or “our” refers to Social Reality, Inc., a Delaware corporation, and our subsidiaries.

Stockholders Should Read the Entire Proxy Statement

Carefully Prior to Returning Their Proxies

PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

General Information

The accompanying proxy is solicited by the board of directors of Social Reality, Inc. for use at special meeting of Stockholders to be held on Friday, June 23, 2017, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. The date of this proxy statement is May 25, 2017, which is the date this proxy statement the enclosed proxy were first sent or made available to our stockholders.

This proxy statement and the accompanying proxy card are being mailed to owners of our Class A common shares in connection with the solicitation of proxies by the board of directors for the special meeting of stockholders. This proxy procedure is necessary to permit all Class A common stockholders, many of whom live throughout the United States and are unable to attend the special meeting in person, to vote. We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes.

Electronic access.  To access our proxy statement electronically, please visit the "Investors" tab appearing on our corporate website at www.socialreality.com. The information which appears on our website is not part of this proxy statement.

Voting securities. Only our Class A common stockholders of record as of the close of business on May 22, 2017, the record date ("Record Date") for the special meeting, will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were [8,025,017] shares of our Class A common stock issued and outstanding and entitled to vote with respect to the NASDAQ 20% Issuance Proposal.  Each holder of record as of that date is entitled to one vote for each share held. In accordance with our by-laws, the presence of at least 33 1/3% of the voting power, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum which is required in order to hold special meeting and conduct business. Presence may be in person or by proxy. You will be considered part of the quorum if you voted on the Internet, by telephone, by facsimile or by properly submitting a proxy card or voting instruction form by mail, or if you are present and vote at the special meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

Broker non-votes. If you are a beneficial owner whose shares are held of record by a broker, bank or other nominee, you must instruct the broker, bank or other nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker, bank or other nominee does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker, bank or other nominee can register your shares as being present at the special meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required.  Proposal 1 is considered a "non-routine" matter.  Your broker, bank or other nominee does not have discretionary authority to vote on the approval of the NASDAQ 20% Issuance Proposal without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.  It is particularly important that you instruct your broker as to how you wish to vote your shares.

Voting of proxies. All valid proxies received prior to the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted by the individuals named on the proxy card as recommended by the board of directors. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is exercised, by delivering to our Corporate Secretary a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person. A stockholder wanting to vote in person at the special meeting and holding shares of our Class A common stock in street name must obtain a proxy card from his or her broker and bring that proxy card to the special meeting, together with a copy of a brokerage statement reflecting such share ownership as of the Record Date.

Approval of the proposal.  Proposal 1 requires the affirmative vote of the majority of shares present in person or represented by proxy and voting on such matters at the special meeting. Our management and members of our board of directors who collectively own or control the voting of approximately 21.8% of our Class A common stock have executed voting agreements agreeing to vote those shares in favor of the NASDAQ 20% Issuance Proposal.

Board of directors recommendations. The Social Reality board of directors recommends a vote FOR proposal 1.

Attendance at the meeting. You are invited to attend the special meeting only if you were a Social Reality Class A common stockholder or joint holder as of the close of business on May 22, 2017, the Record Date, or if you hold a valid proxy for special meeting.  In addition, if you are a stockholder of record (owning shares in your own name), your name will be verified against the list of registered stockholders on the Record Date prior to your being admitted to the special meeting. If you are not a stockholder of record but hold shares through a broker or nominee (in street name), you should provide proof of beneficial ownership on the Record Date, such as a recent account statement or a copy of the voting instruction card provided by your broker or nominee. The meeting will begin at __ _.m. local time. Check-in will begin at ____ _.m. local time.

Communications with our board of directors. You may contact any of our directors by writing to them c/o Social Reality, Inc., 456 Seaton Street, Los Angeles, CA  90013. Each communication should specify the applicable director or directors to be contacted as well as the general topic of the communication. We may initially receive and process communications before forwarding them to the applicable director. We generally will not forward to the directors a stockholder communication that is determined to be primarily commercial in nature, that relates to an improper or irrelevant topic, or that requests general information about Social Reality. Concerns about accounting or auditing matters or communications intended for non-management directors should be sent to the attention of the Chairman of the Audit Committee at the address above. Our directors may at any time review a log of all correspondence received by Social Reality that is addressed to the independent members of the board of directors and request copies of any such correspondence.

Who can help answer your questions? If you have additional questions after reading this proxy statement, you may seek answers to your questions by writing, calling or emailing:

Joseph P. Hannan.

Chief Financial Officer

Social Reality, Inc.

456 Seaton Street

Los Angeles, CA  90013

Telephone: (323) 694-9800

email: jp.hannan@socialreality.com

PROPOSAL 1

APPROVAL OF THE NASDAQ 20% ISSUANCE PROPOSAL

General

Between April 21, 2017 and April 28, 2017, we entered into a definitive securities purchase agreements (the “Securities Purchase Agreements”) with ten accredited investors (the “Purchasers”) for the purchase and sale of an aggregate of: (i) $5,000,000 principal amount 12.5% secured convertible debentures (the "Debentures"); and (ii) five year Series A warrants (the “Series A Warrants”) representing the right to acquire up to 833,337 shares of our Class A common stock in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on an exemption provided by Rule 506(b) of Regulation D and Section 4(a)(2) of the Securities Act (the "Debenture Offering").  The net proceeds to us from the Debenture Offering, after deducting placement agent fees and estimated offering expenses, was approximately $4,546,742.  We utilized $2,500,000 of the net proceeds to satisfy a put obligation under the Series B warrants issued to investors in a registered direct offering we conducted in January 2017 and the balance will be used for the potential obligation to satisfy the warrant put right held by Victory Park Management, LLC as administrative agent, accounts payable and other working capital needs.  We agreed to file a registration statement registering the resale of the shares of our Class A common stock underlying the Debentures and the Series A warrants.

Under the terms of the Securities Purchase Agreements, we also granted the purchasers of the Debentures the right to purchase additional Debentures upon the same terms and conditions for a period beginning on the date the NASDAQ 20% Issuance Proposal is approved by our stockholders and expiring on earliest of the date that (a) the initial resale registration statement has been declared effective by the Securities and Exchange Commission, (b) all of the underlying shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for our company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, (c) following the one year anniversary of the closing date provided that a holder of the underlying shares is not an affiliate of Social Reality or (d) all of the underlying shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act.

Until such time as our stockholders have approved the NASDAQ 20% Issuance Proposal, we may not issue, upon conversion of the Debentures and/or the exercise of the Series A Warrants, a number of shares of our Class A common stock which, when aggregated with any shares of Class A common stock issued on or after the issuance date of the Debentures and Series A Warrants and prior to any such conversion or exercise (i) in connection with the conversion of any Debentures, (ii) in connection with the exercise of any Series A Warrants and (iii) in connection with any warrants issued to any registered broker-dealer as a fee in connection with the Debenture Offering, would exceed 19.99% of the number of shares of our Class A common stock outstanding immediately preceding the date of the Securities Purchase Agreement (the "Issuable Maximum").  Each holder is entitled to a portion of the Issuable Maximum equal to the quotient obtained by dividing (x) the original principal amount of the holder’s Debenture by (y) the aggregate original principal amount of all Debentures issued on the original issue date to all holders.  In addition, each holder may allocate its pro-rata portion of the Issuable Maximum among Debentures and Warrants held by it in its sole discretion. Such portion will be adjusted upward ratably in the event a holder no longer holds any Debentures or Warrants and the amount of shares issued to the holder pursuant to the holder’s Debentures and Warrants was less than the holder’s pro-rata share of the Issuable Maximum.  Finally, until the NASDAQ 20% Issuance Proposal is approved by our stockholders, the placement agent warrants issued in Debenture Offering are not allocated any portion of the Issuable Maximum and are unexercisable.

Description of the Debentures and Series A Warrants

The Debentures, which mature three years from the date of issuance, pay interest in cash at the rate of 12.5% per annum, payable quarterly on January 1, April 1, July 1 and October 1, beginning on July 1, 2017.  Our obligations under the Debentures are secured by a second position security interest in our accounts receivable and a first position security interest in the balance of our assets, including our intellectual property, and we are subject to continued compliance with certain financial covenants.  The Debentures are convertible at the option of the holder into shares of our Class A common stock at an initial conversion price of $3.00 per share, subject to adjustment as hereinafter set forth.  Subject to our compliance with certain equity conditions set forth in the Debentures, upon 20 trading days' notice to the holders we have the right to redeem the Debentures in cash at a 120% premium during the first year and a 110% premium during the remaining term of the Debentures.  Upon any optional redemption, we are obligated to issue the holder five year warrant Series B warrants, the terms of which will be identical to the Series A Warrants, to purchase a number of shares of our Class A common stock as shall equal 50% of conversion shares issuable on an as-converted basis as if the principal amount of the Debenture had been converted immediately prior to the optional redemption.  In the event of future financings by us, subject to certain exempt issuances, the holders have the right to cause us to allocate 20% of the proceeds we may receive to as a mandatory redemption of a portion of the principal amount then outstanding Debentures.  We are also required to redeem the Debentures upon our failure to maintain certain financial covenants.

The Debenture also contains certain customary Events of Default (including, but not limited to, default in payment of principal or interest thereunder, breaches of covenants, agreements, representations or warranties thereunder, the occurrence of an event of default under certain material contracts of Social Reality, changes in control of our company and the entering or filing of certain monetary judgments against us). Upon the occurrence of any such Event of Default, the outstanding principal amount of the Debenture, plus liquidated damages, interest and other amounts owing in respect thereof through the date of acceleration, shall become, at the holder’s election, immediately due and payable in cash.  We are also subject to certain customary non-financial covenants under the Debenture.

The Series A Warrants are initially exercisable at $3.00 per share and, if at any time after the six month anniversary of the issuance the underlying shares of our Class A common stock are not covered by an effective resale registration statement, the Series A Warrants are exercisable on a cashless basis.

The conversion price of the Debentures and the exercise price of the Series A Warrants are subject to adjustments upon certain events, including stock splits, stock dividends, subsequent equity transactions (other than specified exempt issuances), subsequent rights offerings, and fundamental transactions, subject to a floor of $1.40 per share.  If we fail to timely deliver the shares of our Class A common stock upon any conversion of the Debentures or exercise of the Series A Warrants we will be subject to certain buy-in provisions. Pursuant to the terms of the Debentures and Series A Warrants, a holder will not have the right to convert any portion of the Debentures or exercise any portion of the Series A Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of Class A common stock outstanding immediately after giving effect to such conversion or exercise, as such percentage ownership is determined in accordance with the terms of the Debentures and the Series A Warrants; provided that after the approval of the NASDAQ 20% Issuance Proposal by our stockholders, at the election of a holder and notice to us such percentage ownership limitation may be increased or decreased to any other percentage, not to exceed 9.99%; provided that any increase will not be effective until the 61st day after such notice is delivered from the holder to us.

Why do we need stockholder approval?

Our Class A common stock is listed on The NASDAQ Capital Market and, as such, we are subject to the NASDAQ Stock Market Rules. NASDAQ Stock Market Rule 5635(d) is referred to as the “NASDAQ 20% Rule.” In order to comply with the NASDAQ 20% Rule and to satisfy conditions under the Securities Purchase Agreement, we are seeking stockholder approval for the elimination of the Issuable Maximum to permit the potential issuance of more than 20% of our outstanding Class A common stock immediately prior to the Debenture Offering upon the possible conversion of the Debentures and/or exercise of the Series A Warrants and a possible change of control of our company.

Who has executed Voting Agreements?

In conjunction with the Securities Purchase Agreements, our management and members of our board of directors who collectively own or control the voting of approximately 21% of our Class A common stock prior to the closing of the Debenture Offering have executed voting agreements (each, a "Voting Agreement") agreeing to vote those shares in favor of the NASDAQ 20% Issuance Proposal.  Signatories to the Voting Agreements, the number of shares beneficially owned or controlled by those individuals and the percentage those shares represent of our outstanding Class A common stock as of April 20, 2017 (based upon 8,025,017 shares then outstanding) include:

Stockholder	Position with Social Reality	Number of Shares of Class A Common Stock	Voting Percentage

Christopher Miglino	Chairman, CEO	1,007,575	12.6%
Erin DeRuggiero	Director, Chief Innovations Officer	514,667	6.4%
Kristoffer Nelson	Director, Chief Operating Officer	135,001	1.7%
JP Hannan	Chief Financial Officer	3,750	≤1%
Marc Savas	Director	8,171	≤1%
Malcolm Casselle	Director	62,172	≤1%
Anthony William Packer	Director	11,923	≤1%
Robert Jordan	Director	6,510	≤1%

Required vote of stockholders

Approval of the this proposal requires the affirmative vote of the holders of a majority of the shares of our Class A common stock present in person or by proxy at the special meeting and actually voting on this proposal.

What is the effect on Social Reality and our current stockholders if the NASDAQ 20% Issuance Proposal is approved?

If our stockholders approve this proposal, we will be able to issue shares of our Class A common stock upon the conversion of the Debentures and/or exercise of the Series A Warrants in an amount which is in excess of 20% of our outstanding shares as of the date of the Debenture Offering.  If our stockholders approve the NASDAQ 20% Issuance Proposal, our stockholders will experience significant dilution of their current equity ownership in Social Reality. In addition, the conversion of all or substantially all of the Debentures could result in a change of control of our company.  Assuming our stockholders approve the NASDAQ 20% Issuance Proposal at the special meeting, the following table shows the number of shares of our Class A common stock which are potentially issuable upon the conversion of the Debentures and the exercise of the Series A warrants based upon the conversion price of $3.00 per share and the floor conversion price of $1.40 per share (giving no effect to the contractual limitations on beneficial ownership by a holder described above in either case):

	No. shares issuable based upon $3.00 conversion/exercise price	% of issued and outstanding shares pre-Debenture Offering	No. shares issuable based upon $1.40 conversion/exercise price	% of issued and outstanding shares pre-Debenture Offering

$5 million principal amount Debentures	1,666,667	20.8%	3,571,429	44.5%
Series A Warrants	833,337	10.4%	833,337	10.4%
Total	2,500,004	31.2%	4,404,766	54.9%

What is the effect on Social Reality and our current stockholders if the NASDAQ 20% Issuance Proposal is not approved?

Under the terms of the Securities Purchase Agreements we are required to hold a stockholder meeting by June 30, 2017.  This proxy statement relates to that stockholder meeting.  If the NASDAQ 20% Issuance Proposal is not approved at the special meeting, we are required to call a meeting every four months thereafter to seek stockholder approval of the NASDAQ 20% Issuance Proposal until the earlier of the date stockholder approval is obtained or the Debentures are no longer outstanding.  We are not seeking the approval of our stockholders to authorize our entry into the Securities Purchase Agreement and related transaction documents, as we have already entered into the Securities Purchase Agreement and related transaction documents, which are binding obligations on us. The failure of our stockholders to approve this proposal will not negate the existing terms of the documents relating to the Securities Purchase Agreements, including the Debentures and the Series A Warrants which will remain binding obligations of our company.

Where can I find more information regarding the Securities Purchase Agreement and the Purchasers' Warrants?

The above descriptions set forth the material terms of the Securities Purchase Agreements, the Debentures and the Series A Warrants.  A more detailed description of the Securities Purchase Agreements, the Debentures, Series A Warrants and related transaction documents can be found in our Current Report on Form 8-K as filed with the SEC on April 21, 2017 and the Current Report on Form 8-K as filed with the SEC on May 4, 2017.  The form of Securities Purchase Agreement and the forms of Debentures and Series A Warrants are filed as Exhibits 10.1 and 4.1 and 4.2, respectively, to our Current Report on Form 8-K as filed with the SEC on April 21, 2017.  See "Where You Can Find More Information" below.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

APPROVAL OF THE NASDAQ 20% ISSUANCE PROPOSAL.

OTHER MATTERS

As of the date hereof, there are no other matters that we intend to present, or have reason to believe others will present, at the special meeting.  If, however, other matters properly come before the special meeting, the accompanying proxy authorizes the person named as proxy or his substitute to vote on such matters as he determines appropriate.

DISSENTER'S RIGHTS

Under Delaware law there are no dissenter's rights available to our Class A common stockholders in connection with any matters submitted to a vote of our Class A common stockholders at the special meeting.

PRINCIPAL STOCKHOLDERS

At May 22, 2017, we had [8,025,017] shares of our Class A common stock issued and outstanding. The following table sets forth information known to us as of May 22, 2017 relating to the beneficial ownership of shares of our Class A common stock by:

•	each person who is known by us to be the beneficial owner of more than 5% of our outstanding Class A common stock;

•	each director and nominee;

•	each named executive officer; and

•	all named executive officers and directors as a group.

Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of 456 Seaton Street, Los Angeles, CA  90013. We believe that all persons, unless otherwise noted, named in the table have sole voting and investment power with respect to all shares of our Class A common stock shown as being owned by them. Under securities laws, a person is considered to be the beneficial owner of securities owned by him (or certain persons whose ownership is attributed to him) and that can be acquired by him within 60 days from May 22, 2017, including upon the exercise of options, warrants or convertible securities. We determine a beneficial owner’s percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of the that date, have been exercised or converted.

Name of Beneficial Owner	No. of Shares Beneficially Owned	% of Class

Christopher Miglino	1,007,575	12.6%
Erin DeRuggiero	514,667	6.4%
Kristoffer Nelson (1)	145,001	1.8%
Joseph P. Hannan (2)	3,750	≤1%
Marc Savas (3)	28,371	≤1%
Malcolm CasSelle	62,172	≤1%
Anthony William Packer (4)	36,923	≤1%
Robert Jordan	6,510	≤1%
All named executive officers, directors and director nominees as a group (eight persons) (1)(2)(3)(4)	1,798,459	22.3%
Martin A. Sumichrast (6)	788,500	9.8%
G. Tyler Runnels (7)	412,784	5.1%
Steven Antebi (8)	450,000	5.6%

——————

(1)

Includes 10,000 shares of our Class A common stock issuable pursuant to the exercise of vested stock options.

(2)

Excludes RSUs to purchase $100,000 shares of our Class A common stock which will vest annually during the term of our employment agreement with Mr. Hannan, commencing in October 2017, subject to the terms of the agreement and unvested RSUs to purchase an additional 100,000 shares of Class A common stock.

(3)

Includes 20,200 shares of our Class A common stock issuable pursuant to the exercise of vested stock options.

(4)

Includes 25,000 shares issuable upon the exercise of warrants. The number of shares beneficially owned by Mr. Packer excludes 5,000 shares of our Class A common stock issuable upon the possible exercise of Class A warrants. Under the terms of the warrants, a holder may not exercise the warrants to the extent such conversion or exercise would cause such holder, together with its affiliates, to beneficially own a number of shares of Class A common stock which would exceed 4.99% of our then outstanding shares of Class A common stock following such exercise. This limitation may be increased to 9.99% at the holder's option upon 61 days notice to us.

(6)

The number of shares our Class A common stock beneficially owned by Mr. Sumichrast includes:

•	3,000 shares issuable pursuant to the exercise of vested options;

•	216,750 shares held by Stone Street Partners, LLC ("Stone Street");

•	282,000 shares held by Carolina Preferred Technology Investments, LLC ("Carolina Preferred");

•	30,000 shares held by Siskey Capital Opportunity Fund, LLC ("Opp Fund"); and

•	256,750 shares held by Stone Street Partners Opportunity Fund II, LLC ("Opp Fund II").

Mr. Sumichrast in his position at Stone Street has the right to direct the vote and disposition of securities owned by Stone Street. SCAP Management Group, LLC is the managing member of Carolina Preferred, Opp Fund and Opp Fund II.  Mr. Sumichrast in his position at SCAP Management Group, LLC has the right to direct the vote and disposition of securities owned by each of Carolina Preferred, Opp Fund and Opp Fund II. Mr. Sumichrast disclaims beneficial ownership of the securities held of record by these entities except to the extent of his pecuniary interest therein. The number of shares beneficially owned by Mr. Sumichrast excludes an aggregate of 246,000 shares of our Class A common stock issuable upon the possible exercise of Class A warrants owned by Carolina Preferred and Opp Fund II. Under the terms of the warrants, a holder may not exercise the warrants to the extent such conversion or exercise would cause such holder, together with its affiliates, to beneficially own a number of shares of Class A common stock which would exceed 4.99% of our then outstanding shares of Class A common stock following such exercise. This limitation may be increased to 9.99% at the holder's option upon 61 days notice to us.  Mr. Sumichrast's address is 4521 Sharon Road, Suite 450, Charlotte, NC  28211. The information regarding Mr. Sumichrast's beneficial ownership is based upon a Schedule 13G filed on February 28, 2017.

(7)

The number of shares of our Class A common stock beneficially owned by Mr. Runnels includes:

•

281,818 shares which are held by the Runnels Family Trust DTD 1-11-2000 of which Mr. Runnels and his wife, Jasmine N. Runnels, are co-trustees and, as such, share voting and dispositive powers as to such shares;

•	10,000 shares held by High Tide, a family investment vehicle, of which Mr. Runnels is the 80% owner and sole manager;

•	64,804 shares which are held by T.R. Winston & Company, LLC, of which Mr. Runnels is the majority owner, Chairman of the Board and Chief Executive Officer; and

•	56,000 shares held by TRW Capital Management, a family investment vehicle, of which Mr. Runnels is the sole owner and sole manager.

The number of shares of our Class A common stock beneficially owned by Mr. Runnels excludes: (i) 55,000 shares underlying warrants which are held by the Runnels Family Trust DTD 1-11-2000; (ii) 5,000 shares underlying a warrant held by High Tide; (iii) 277,532 shares underlying warrants held by T.R. Winston & Company, LLC; and (iv) 26,000 shares underlying a warrant held by TRW Capital Management.  Under the terms of the warrants, the holder may not exercise the warrants to the extent such exercise would cause the holder, together with its affiliates, to beneficially own a number of shares of our Class A common stock which would exceed 4.99% of the outstanding shares of Class A common stock following such exercise.  This limitation may be increased to 9.99% at the holder's option upon 61 day's notice to us.  Mr. Runnel's address is c/o T.R. Winston & Company, LLC, 2049 Century Park East, Suite 320, Los Angeles, CA  90067.  The information regarding Mr. Runnel's beneficial ownership interest is based upon a Schedule 13D filed March 30, 2017.

(8)

The number of shares beneficially owned by Mr. Antebi excludes 267,500 shares issuable upon the exercise of warrants.  Under the terms of the warrants, the holder may not exercise the warrants to the extent such exercise would cause the holder, together with its affiliates, to beneficially own a number of shares of our Class A common stock which would exceed 4.99% of the outstanding shares of Class A common stock following such exercise.  This limitation may be increased to 9.99% at the holder's option upon 61 day's notice to us.   Mr. Antebi's address is 17984 Boris Drive, Encino, CA 91316.  The information regarding Mr. Antebi's beneficial ownership interest is based upon a Schedule 13D filed March 30, 2017.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING

For a stockholder proposal to be considered for inclusion in our proxy statement for the 2017 annual meeting, the Corporate Secretary must receive the written proposal at our principal executive offices no later than the deadline stated below. Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Social Reality, Inc.

Attention: Corporate Secretary

456 Seaton Street

Los Angeles, CA  90013

Telephone: (323) 694-9800

Under Rule 14a-8, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 120 calendar days before the date of our proxy statement release to stockholders in connection with the previous year’s annual meeting. However, if we did not hold an annual meeting in the previous year or if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. Therefore, stockholder proposals intended to be presented at the 2017 annual meeting must have been received by us at our principal executive office no later than February 1, 2017 in order to be eligible for inclusion in our 2017 proxy statement and proxy relating to that meeting. We did not receive any stockholder proposals prior to such deadline.  The proxy statement for our upcoming 2017 annual meeting of stockholders will provide the due date for stockholder proposals to be included in our 2018 proxy statement.

You may propose director candidates for consideration by the Board’s Nominating, Corporate Governance and Compensation Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership, information regarding the candidate as would be required to be included in a proxy statement filed pursuant to SEC regulations, and a written indication by the recommended candidate of her or his willingness to serve, and should be directed to the Corporate Secretary of Social Reality at our principal executive offices: Social Reality, Inc., 456 Seaton Street, Los Angeles, CA  90013 within the time period described above for proposals other than matters brought under SEC Rule 14a-8.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Social Reality, Inc., 456 Seaton Street, Los Angeles, CA 90013.

WHERE YOU CAN FIND MORE INFORMATION

This proxy statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this proxy statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Corporate Secretary, Social Reality, Inc., 456 Seaton Street, Los Angeles, CA  90013. Please note that additional information can be obtained from our website at www.socialrealtiy.com.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

By Order of the Board of Directors

/s/ Christopher Miglino
Los Angeles, CA	Christopher Miglino
May ___ 2017	Chairman and Chief Executive Officer

SOCIAL REALITY, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS – JUNE 23, 2017 AT _____ _.M.
CONTROL ID:
REQUEST ID:

The undersigned, a stockholder of Social Reality, Inc. (the "Company") hereby revoking any proxy heretofore given, does hereby appoint Christopher Miglino and Joseph P. Hannan, and each of them, with power of substitution, for and in the name of the undersigned to attend the Special Meeting of Stockholders of the Company to be held at the Company's offices, 456 Seaton Avenue, Los Angeles, CA  90013, on Friday, June 23, 2017 beginning at ___ _.m., local time, or any adjournment or postponement thereof, and there to vote, as designated below.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/SRAX
PHONE:	1-866-752-VOTE(8683)

SPECIAL MEETING OF THE STOCKHOLDERS OF SOCIAL REALITY, INC.		PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1	à	FOR	AGAINST	ABSTAIN

To approve for purposes of complying with NASDAQ Listing Rule 5635(d), the issuance of shares of the Company's Class A common stock upon the conversion of outstanding 12.5% senior secured convertible debentures, together with shares of its Class A common stock underlying outstanding Series A common stock purchase warrants issued and sold by the Company in a private offering in April 2017 that may be equal to or exceed 20% of its Class A common stock outstanding before the private offering without giving effect to any limitation on the number of shares of its Class A common stock issuable pursuant to such debentures or warrants and could result in a change of control of the Company (the “NASDAQ 20% Issuance Proposal”).

		☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
The board of directors unanimously recommends that the stockholders vote "FOR" the approval of the NASDAQ 20% Issuance Proposal.

MARK HERE FOR ADDRESS CHANGE   ☐  New Address (if applicable):

____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2017

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)